                                                                    Exhibit 23.8


                                                                      [CANADEAN]


                                        12 Faraday Court Rankina Road, Danesfill
                                           Bashingstoke, Hants, RG24 8PF, UK

                                                     Tel:+44(0) 1256 384200
                                                     Fax:+44(0) 1258 394201

                                                     e-mail: canadean.com
                                                     Website: www.canadean.com


Fax to              Brian Stone              Fax from       Kelsey van
                                                            Musschenbroek
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Company             Nacanco                  Company         Canadean
                                                             Limited
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Fax No.             01582-725971             Fax No.         +44(0)1256 394201/2
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Date                1st April, 1999          No. of Pages    1
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Dear Brian,

Thanks for your fax. We have been through the numbers and are in agreement to their being used in the Nacanco flotation document, on the understanding that Canadean will be quoted as the source. Kind regards and Happy Easter.


        Kelsey